Exhibit 99.4

VOXX International Corporation

February 28, 2014 and June 30, 2015

Unaudited Pro Forma Combined Financial Statements

VOXX International Corporation

VOXX International Corporation and Subsidiaries

Unaudited Pro Forma Combined Financial Statements

All amounts presented are in thousands (unless otherwise indicated) except share and per share data.

Effective September 1, 2015 ("the Closing Date"), VOXX International Corporation ("Voxx International" or the "Company")completed its acquisition of a 54% voting interest in substantially all of the assets and certain specified liabilities of Eyelock, Inc. and Eyelock Corporation (collectively "EyeLock”), a market leader of iris-based identity authentication solutions, through a newly-formed entity Eyelock LLC.  Eyelock LLC acquired substantially all of the assets and certain specified liabilities of EyeLock for a total purchase consideration of $31,880, which consisted of a cash payment of $15,504, assignment of the fair value of the indebtedness owed to the Company by the Seller of $4,677 and the fair value of the non-controlling interest of $12,900, reduced by $1,200 for amounts owed to the LLC by the selling shareholders. Additionally, units in Eyelock LLC were issued to certain executives of EyeLock LLC. The fair value of these units is recorded as compensation expense over the requisite service period of two years. This acquisition allows the Company to enter into the growing biometrics market. The fair value of the non-controlling interest was determined, with the assistance of a third party valuation expert, by grossing up the consideration transferred for the controlling interest by the voting equity interest percentage (adjusted for certain distribution thresholds required until a return of capital is achieved). The Company considered all the rights and preferences of the different classes of security holders and determined that there was no evidence of any disproportionate allocation of cash flow between the controlling and non-controlling interest at the date of acquisition. The adjusted controlling interest percentage in the fair value calculation amounted to 61%. The non-controlling interest of $12,900, valued at 39%, did not contain any further discount for lack of control. The Company believes the bargain gain implied in the transaction would eliminate any further discount for lack of control.

In connection with the closing, the Company entered into a Loan Agreement with Eyelock LLC. The terms of the Loan Agreement allow Eyelock LLC to borrow up to $10,000, bearing interest at 10%. The Loan Agreement provides for a maximum monthly borrowing of $1,000, which can be increased by $2,000 for working capital purposes related to new business opportunities. Amounts outstanding under the Loan Agreement are due on September 1, 2017. The Loan Agreement includes customary events of default and is collateralized by all of the property of Eyelock LLC.

The following unaudited pro forma combined consolidated financial information is based on the historical financial statements of VOXX International and EyeLock after giving effect to the Acquisition, and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements.

The historical financial information has been adjusted in the unaudited pro forma combined financial data to give effect to pro forma events that are, based upon available information and certain assumptions: (i) directly attributable to the Acquisition, (ii) factually supportable and reasonable under the circumstances, and (iii) with respect to the statement of income, expected to have a continuing impact on the combined results.

The unaudited pro forma combined statements of income for the year ended February 28, 2015 and the six months ended August 31, 2015 are presented as if the Acquisition had occurred on March 1, 2014 with recurring acquisition-related adjustments reflected in the year. An unaudited pro forma combined balance sheet as of February 28, 2015 is not presented for the acquisition of EyeLock because the balance sheet of EyeLock, including related acquisition adjustments, is included in our consolidated balance sheet presented in our quarterly report on Form 10-Q as of November 30, 2015. In lieu of presenting the unaudited consolidated balance sheet as of November 30, 2015, we have included in the related notes the purchase price allocation as of the acquisition date.

The Acquisition has been accounted for under the acquisition method of accounting in accordance with ASC subtopic 805-10 “Business Combinations.”  Management has estimated the fair value of tangible and intangible assets acquired and liabilities assumed based on preliminary estimates and assumptions.  The fair values of the intangible assets acquired have been measured using Level 3 inputs and determined using variations of the income approach such as the discounted cash flows and relief from royalty valuation methods. Significant inputs and assumptions used in determining the fair values of the intangible assets acquired include management’s projections of future revenues, earnings and cash flows from Eyelock LLC, a weighted average cost of capital, customer attrition rates, royalty rates and technological obsolescence rates. A change in these inputs and assumptions may cause a significant impact on the fair values of the intangible assets acquired and the resulting bargain purchase gain.

The following unaudited pro forma combined financial statements are prepared for illustrative purposes only and are not necessarily indicative of or intended to represent the results that would have been achieved had the Acquisition been consummated as of the dates indicated or that may be achieved in the future.  The unaudited pro forma combined financial statements do not include any non-recurring costs, including acquisition costs, incurred by both Voxx International or EyeLock. The unaudited pro forma combined financial statements do not reflect any operating efficiencies, associated cost savings or additional costs that we may achieve with respect to the combined companies.

The unaudited pro forma combined financial statements should be read in conjunction with VOXX International Corporation's historical consolidated financial statements and accompanying notes included in its Annual Report on Form 10-K for the year ended February 28, 2015 and its Interim Report on Form 10-Q for the three and six months ended August 31, 2015, as well as the historical consolidated financial statements of EyeLock, Inc. and Its Subsidiary (comprising the consolidated balance sheet as of December 31, 2014, the related consolidated statement of operations, changes in shareholders' deficit and cash flows for the year ended December 31, 2014 and the notes to the consolidated financial statements at Exhibit 99.2 to this Form 8-K/A), the unaudited interim financial statements of EyeLock, Inc. and Its Subsidiary (comprising the consolidated balance sheets as of June 30, 2015 and December 31, 2014, the consolidated statements of operations and cash flows for the six months ended June 30, 2015 and June 30, 2014 and the notes to consolidated financial statements) at Exhibit 99.3 to this Form 8-K/A, and other information pertaining to VOXX International and EyeLock contained in this Form 8-K/A.

The pro forma financial statements are based on the historical financial statements of VOXX International as of and for the year ended February 28, 2015 and for the six months ended August 31, 2015 and those of EyeLock as of and for the year ended December 31, 2014 and for the six months ended June 30, 2015.

VOXX INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Year Ended February 28, 2015
(in thousands, except share and per share data)
	Historical			Pro Forma Adjustments		Pro Forma Combined
	VOXX International Corporation	EyeLock LLC	Total

Net sales	$757,498	$5,819	$763,317			$763,317
Cost of sales	533,628	583	534,211			534,211
Gross profit	223,870	5,236	229,106			229,106

Operating expenses:
Selling	54,136	3,429	57,565			57,565
General and administrative	114,849	3,387	118,236	4,047	a, b, c	122,283
Engineering and technical support	37,157	8,415	45,572			45,572
Restructuring expense	1,134	—	1,134			1,134
Total operating expenses	207,276	15,231	222,507			226,554

Operating income (expense)	16,594	(9,995)	6,599			2,552

Other (expense) income:
Interest and bank charges	(6,851)	(1,887)	(8,738)	1,408	d, e, f	(7,330)
Equity in income of equity investee	5,866	—	5,866			5,866
Venezuela currency devaluation, net	(7,104)	—	(7,104)			(7,104)
Impairment of Venezuela investment properties	(9,304)	—	(9,304)			(9,304)
Other, net	1,495	(45)	1,450			1,450
Total other (expense) income, net	(15,898)	(1,932)	(17,830)			(16,422)

Income (loss) before income taxes	696	(11,927)	(11,231)			(13,870)
Income tax expense	1,638	197	1,835	(197)	g	1,638

Net loss	$(942)	$(12,124)	$(13,066)			$(15,508)
Less: net loss attributable to non-controlling interest	—	—	—	(5,548)	i	(5,548)
Net loss attributable to Voxx International Corporation	(942)	(12,124)	(13,066)			(9,960)

Net loss per common share attributable to Voxx International Corporation (basic)	$(0.04)					$(0.41)

Net loss per common share attributable to Voxx International Corporation (diluted)	$(0.04)	$(0.41)

Weighted-average common shares outstanding (basic)	24,330,361	24,330,361
Weighted-average common shares outstanding (diluted)	24,330,361	24,330,361

VOXX INTERNATIONAL CORPORATION AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
For the Six Months Ended August 31, 2015
(in thousands, except share and per share data)
	Historical			Pro Forma Adjustments		Pro Forma Combined
	VOXX International Corporation	EyeLock LLC	Total

Net sales	$318,557	$1,115	$319,672			$319,672
Cost of sales	225,539	170	225,709			225,709
Gross profit	93,018	945	93,963			93,963

Operating expenses:
Selling	23,718	931	24,649			24,649
General and administrative	53,994	1,165	55,159	2,023	a, b, c	57,182
Engineering and technical support	16,731	4,835	21,566			21,566
Restructuring expense	6,210	—	6,210			6,210
Total operating expenses	100,653	6,931	107,584			109,607

Operating loss	(7,635)	(5,986)	(13,621)			(15,644)

Other income (expense):
Interest and bank charges	(3,192)	(1,381)	(4,573)	1,091	d, e, f	(3,482)
Equity in income of equity investee	3,075	—	3,075			3,075
Venezuela currency devaluation, net	(34)	—	(34)			(34)
Impairment of Venezuela investment properties	—	—	—			—
Other, net	501	—	501	(677)	h	(176)
Total other income (expense), net	350	(1,381)	(1,031)			(617)

Loss before income taxes	(7,285)	(7,367)	(14,652)			(16,261)
Income tax (benefit) expense	(2,177)	6	(2,171)	(6)	g	(2,177)

Net loss	$(5,108)	$(7,373)	$(12,481)			$(14,084)
Less: net loss attributable to non-controlling interest	—	—	—	(3,167)	i	(3,167)
Net loss attributable to Voxx International Corporation	(5,108)	(7,373)	(12,481)			(10,917)

Net loss per common share attributable to Voxx International Corporation (basic)	$(0.21)					$(0.45)

Net loss per common share attributable to Voxx International Corporation (diluted)	$(0.21)	$(0.45)

Weighted-average common shares outstanding (basic)	24,173,733	24,173,733
Weighted-average common shares outstanding (diluted)	24,173,733	24,173,733

1. Description of Transaction

Effective September 1, 2015 ("the Closing Date"), VOXX International Corporation ("VOXX International" or the "Company")completed its acquisition of a 54% voting interest in substantially all of the assets and certain specified liabilities of Eyelock, Inc. and Eyelock Corporation (collectively "EyeLock”), a market leader of iris-based identity authentication solutions, through a newly-formed entity Eyelock LLC.  Eyelock LLC acquired substantially all of the assets and certain specified liabilities of EyeLock for a total purchase consideration of $31,880, which consisted of a cash payment of $15,504, assignment of the fair value of the indebtedness owed to the Company by EyeLock of $4,677 and the fair value of the non-controlling interest of $12,900, reduced by $1,200 for amounts owed to the LLC by the selling shareholders. Additionally, units in Eyelock LLC were issued to certain executives of EyeLock LLC. The fair value of these units are recorded as compensation expense over the requisite service period of two years. The fair value of the non-controlling interest was determined, with the assistance of a third party valuation expert, by grossing up the consideration transferred for the controlling interest by the voting equity interest percentage (adjusted for certain distribution thresholds required until a return of capital is achieved). The Company considered all the rights and preferences of the different classes of security holders and determined that there was no evidence of any disproportionate allocation of cash flow between the controlling and non-controlling interest at the date of acquisition. The adjusted controlling interest percentage in the fair value calculation amounted to 61%. The non-controlling interest of $12,900, valued at 39%, did not contain any further discount for lack of control. The Company believes the bargain gain implied in the transaction would eliminate any further discount for lack of control.

The terms of the Asset Purchase Agreement were previously described in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2015 (the “Original 8-K”) and such description of the Asset Purchase Agreement is incorporated herein by reference.  Such description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, which is attached as Exhibit 2.1 to the Original 8-K filed on September 8, 2015.

2. Basis of Presentation

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting and was based on the historical consolidated financial statements of VOXX International for the year ended February 28, 2015 and for the six months ended August 31, 2015 and EyeLock for the year ended December 31, 2014 and for the six months ended June 30, 2015. Certain reclassifications were made relating to the historical EyeLock consolidated financial statements to conform to VOXX International's presentation.

The unaudited pro forma combined statements of income for the year ended February 28, 2015 and for the six months ended June 30, 2015 are presented as if the acquisition had occurred on March 1, 2014. The unaudited pro forma combined financial information was prepared under existing U.S. GAAP.

The acquisition method of accounting under U.S. GAAP requires, among other things, that most assets acquired and liabilities assumed be recognized at their fair values at the acquisition date.  Fair value is defined under U.S. GAAP as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.”  Market participants are assumed to be buyers and sellers in the principal (or most advantageous) market for the asset or liability.  Fair value measurements for an asset assume the highest and best use by these market participants.  Fair value measurements can be highly subjective and it is possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Accordingly, the assets acquired and liabilities assumed were recorded at their respective fair values and added to those of VOXX International.  Financial statements and reported results of operations of VOXX International for periods following completion of the acquisition will reflect these values, and the related depreciation and amortization thereof, but will not be retroactively restated to reflect the historical financial position or results of operations of EyeLock for periods prior to the acquisition.

Acquisition-related transaction costs (e.g., advisory, legal, valuation, other professional fees) and certain acquisition-related restructuring charges impacting the acquired company are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs are incurred.  The unaudited pro forma combined financial statements do not reflect acquisition-related transaction costs incurred by VOXX International or EyeLock. The unaudited pro forma combined financial statements reflect no restructuring and integration charges that may be incurred in connection with the acquisition.

3. Accounting Policies

VOXX International has not identified any differences in accounting policies that would have a material impact on the combined financial statements.

4. Assets Acquired and Liabilities Assumed

The following table summarizes the preliminary allocation of the purchase price over the fair values of the assets acquired and liabilities assumed, as of the Closing Date:

September 1, 2015
Assets acquired:
Accounts receivable	$77
Inventory	304
Property, plant and equipment	259
Intangible assets	43,780
Total assets acquired	$44,420

Liabilities assumed:
Accounts payable and accrued expenses	729
Deferred tax liability	2,756
Bridge loans payable to Voxx	3,176
Other long-term liabilities	1,200
Net assets acquired	36,559
Less: purchase price	31,880
Gain on bargain purchase	$4,679

The above table summarizes on a preliminary basis, the allocation of the purchase price of EyeLock to the assets acquired and liabilities assumed as of the date of the acquisition and remains subject to finalization.

The final purchase price allocation for the acquisition will be determined after the completion of a thorough analysis to determine the fair values of all assets acquired or liabilities assumed but in no event later than one year following the Closing Date. Any changes in the preliminary purchase price allocation can change the pro-forma adjustments presented herein, the amounts allocated to the bargain purchase gain and the depreciation and amortization of the intangible assets acquired, which can impact the operating results of the Company following the Closing Date.

5. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of Transaction; Note 2. Basis of Presentation; and Note 4. Assets Acquired and Liabilities Assumed.

Adjustments under the heading “Pro Forma Adjustments” represent the following:

a) To eliminate rent and utility expense for office space that was not retained subsequent to the acquisition. Total rent and utility expense eliminated was $65 for the year ended February 28, 2015 and $33 for the six months ended August 31, 2015.

b) To record amortization expense related to intangible assets acquired. Based on the preliminary assessment, the acquired intangible asset categories, fair value and average amortization periods, are as follows:

	Fair Value at September 1, 2015	Amortization Period (Years)
Developed technology	$31,290	11.5 years
Tradename	8,435	Indefinite
Customer relationships	3,470	15.5 years
Non-compete agreement	585	5.0 years
	$43,780

The fair values of the intangible assets acquired are measured using Level 3 inputs and are determined using variations of the income approach such as the discounted cash flows and relief from royalty valuation methods. Significant inputs and assumptions used in determining the fair values of the intangible assets acquired include management’s projections of future revenues, earnings and cash flows from Eyelock LLC, a weighted average cost of capital, customer attrition rates, royalty rates and technological obsolescence rates. A change in these inputs and assumptions may cause a significant impact on the fair values of the intangible assets acquired and the resulting bargain purchase gain.

Intangible asset amortization for the year ended February 28, 2015, which is expected to be provided on a straight-line basis, was $3,062. Amortization for the six months ended August 31, 2015 was $1,531.

c) To record compensation expense related to the issuance of units in EyeLock LLC to certain executives. The fair value of these units are recorded as compensation expense over the requisite service period. This compensation expense amounted to $1,050 for the year ended February 28, 2015 and $525 for the six months ended August 31, 2015.

d) To eliminate interest expense incurred related to notes payable of EyeLock, as Voxx International did not assume certain of the acquiree's notes payable in conjunction with the acquisition, as well as certain notes payable to Voxx International, which would be eliminated in consolidation. This interest expense totaled $1,887 and $1,381 for the year ended February 28, 2015 and the six months ended August 31, 2015, respectively.

e) To record estimated incremental interest expense on the incremental debt of $15,504 utilized to finance the acquisition of substantially all assets and certain liabilities of EyeLock, Inc. and Subsidiary. The additional interest expense for the twelve months ended February 28, 2015 and for the six months ended August 31, 2015 is based on the average interest rate in effect for the Company's revolving line of credit for these periods. This additional interest expense for the year ended February 28, 2015 amounted to $341 and $178 for the six months ended August 31, 2015.

f) To record estimated incremental interest expense on the estimated debt incurred by Voxx International as a result of the loan agreement entered into with EyeLock LLC in connection with the transaction, which finances the operations of EyeLock LLC, As Voxx International draws on its revolving line of credit in order to fund the loan. The additional interest expense for the twelve months ended February 28, 2015 and for the six months ended August 31, 2015 is based on the average interest rate in effect for the Company's revolving line of credit for these periods. This additional interest expense for the year ended February 28, 2015 amounted to $138 and $112 for the six months ended August 31, 2015.

g) To eliminate income tax expense, as EyeLock LLC is a flow-through entity for tax purposes and does not incur corporate income tax expense. A tax benefit for the losses incurred by EyeLock LLC is not provided, as it is not more likely than not that such benefit would be realized.

h) To eliminate interest income recorded by Voxx International on notes receivable due from EyeLock that after acquisition are eliminated in consolidation.

i) To record net loss attributable to the 39% non-controlling interest, including the effects of pro forma adjustments made above.